UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________
FORM 8-K
____________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 11, 2014 (March 5, 2014)
ALPHA NATURAL RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32331	42-1638663
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation)		Identification No.)

One Alpha Place, P.O. Box 16429,
Bristol, VA 24209
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (276) 619-4410
(Former name or former address, if changed since last report)
____________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.04 Mine Safety - Reporting of Shutdowns and Patterns of Violations.
On March 5, 2014, Spartan Mining Company doing business as Mammoth Coal Company, a subsidiary of Alpha Natural Resources, Inc. (“Alpha”), received an imminent danger order issued by the Mine Safety and Health Administration (“MSHA”) under section 107(a) of the Federal Mine Safety and Health Act of 1977 (the “Mine Act”) to the Slabcamp Mine, located near Mammoth, West Virginia. The order alleged that a miner was observed working under the forks of a front end loader while the machine was running and not blocked. Upon further investigation, MSHA determined that the order had been issued in error and vacated the order.

On March 7, 2014, Emerald Coal Resources, LP, a subsidiary of Alpha, received an imminent danger order issued by MSHA under section 107(a) of the Mine Act to the Emerald Mine No 1 (the “Mine”), located near Waynesburg, Pennsylvania, due to methane levels detected in the Mine, idling the Mine. On March 9, 2014, MSHA terminated the order, and the Mine resumed normal operations. No injuries occurred in connection with the cited condition.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alpha Natural Resources, Inc.

March 11, 2014	By:	/s/ Vaughn R. Groves
Name: Vaughn R. Groves
Title: Executive Vice President, General Counsel and Secretary